SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 23, 2002
(To Prospectus dated August 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2002-11
                                     Issuer
               Mortgage Pass-Through Certificates, Series 2002-17

                               ------------------


The Class PO             The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated August 23, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated August
Loans Servicing LP,         16, 2002. You are urged to read this supplement, the
or any of their             prospectus supplement and the prospectus in full.
affiliates.
                         o  As of February 25, 2003, the class certificate
This supplement may         balance of the Class PO Certificates was
be used to offer and        approximately $1,181,828.
sell the offered
certificates only if     o  Exhibit 1 to this supplement is the monthly
accompanied by the          statement made available to holders of the Class PO
prospectus                  Certificates on the February 25, 2003 distribution
supplement and the          date.
prospectus.
                         o  This supplement also modifies the "Method of
                            Distribution" section on page S-62 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-46 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION


      You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


      o the prospectus supplement, dated August 23, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


      o the prospectus of the depositor, dated August 16, 2002, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

      The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as
Exhibit 1.

                             METHOD OF DISTRIBUTION

      Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

      The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86.0%.


          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                    Percentage of the Prepayment Assumption
                             ---------------------------------------------------
      Class                    0%        50%       100%        150%        200%
      -----                  -------  -------    --------   --------    --------
      Class PO..............  1.7%      13.4%     23.3%       31.9%       39.5%

      It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W                               Distribution Date:     2/25/03
New York, NY 10286
attn:  Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-11
                                 Series 2002-17


                                             Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                   Certificate                     Pass                                                  Current
                         Class         Rate        Beginning     Through      Principal       Interest        Total     Realized
 Class      Cusip     Description      Type          Balance     Rate (%)   Distribution    Distribution  Distribution   Losses
----------------------------------------------------------------------------------------------------------------------------------
  A1      12669C2J8      Senior      Var-30/360   19,740,313.00   1.752500     313,730.72     28,829.08      342,559.80     -
  A2      12669C2K5     Strip IO     Var-30/360  109,559,151.00   6.697500              -    611,477.01      611,477.01     -
  A3                                              10,912,812.62   7.320598              -      7,462.53        7,462.53     -
 A3-1     12669C2L3      Senior      Fix-30/360   10,912,812.62   6.500000              -             -               -     -
 A3-2     12669C2L3     Strip IO     Fix-30/360    1,377,697.96   6.500000              -      7,462.53        7,462.53     -
  A4      12669C2M1      Senior      Fix-30/360   35,820,147.00   6.250000              -    186,563.27      186,563.27     -
  A5      12669C2N9      Senior      Fix-30/360   84,734,738.32   6.500000  17,668,235.65    458,979.83   18,127,215.48     -
  A6      12669C2P4      Senior      Fix-30/360    2,030,000.00   6.500000              -     10,995.83       10,995.83     -
  A7      12669C2Q2      Senior      Fix-30/360      127,927.09   6.500000              -             -               -     -
  A8      12669C2R0      Senior      Fix-30/360   79,679,384.00   3.750000   1,266,336.08    248,998.08    1,515,334.16     -
  A9      12669C2S8      Senior      Var-30/360   89,818,838.00   1.802500   1,427,481.36    134,915.38    1,562,396.74     -
  A10     12669C2T6     Strip IO     Var-30/360   19,740,313.00   0.050000              -        822.51          822.51     -
  PO      12669C2U3     Strip PO     Fix-30/360    1,294,845.44   0.000000     113,017.41             -      113,017.41     -
  AR      12669C2V1      Senior      Fix-30/360               -   6.500000              -             -               -     -
----------------------------------------------------------------------------------------------------------------------------------
   M      12669C2W9      Junior      Fix-30/360    8,937,226.44   6.500000       7,102.63     48,409.98       55,512.60     -
  B1      12669C2X7      Junior      Fix-30/360    3,972,100.64   6.500000       3,156.72     21,515.55       24,672.27     -
  B2      12669C2Y5      Junior      Fix-30/360    2,979,075.48   6.500000       2,367.54     16,136.66       18,504.20     -
  B3      12669C4A5      Junior      Fix-30/360    1,390,235.22   6.500000       1,104.85      7,530.44        8,635.29     -
  B4      12669C4B3      Junior      Fix-30/360    1,390,235.22   6.500000       1,104.85      7,530.44        8,635.29     -
  B5      12669C4C1      Junior      Fix-30/360    1,191,630.76   6.500000         947.02      6,454.67        7,401.68     -
----------------------------------------------------------------------------------------------------------------------------------
Totals                                           344,019,509.23             20,804,584.83  1,796,621.26   22,601,206.07     -
----------------------------------------------------------------------------------------------------------------------------------




---------------------------------------
                           Cumulative
                 Ending     Realized
 Class          Balance      Losses
---------------------------------------
  A1         19,426,582.28      -
  A2        107,817,938.91      -
  A3         10,971,923.69      -
 A3-1        10,971,923.69      -
 A3-2         1,377,697.96      -
  A4         35,820,147.00      -
  A5         67,066,502.67      -
  A6          2,030,000.00      -
  A7            128,620.03      -
  A8         78,413,047.92      -
  A9         88,391,356.64      -
  A10        19,426,582.28      -
  PO          1,181,828.03      -
  AR                     -      -
----------------------------------
   M          8,930,123.82      -
  B1          3,968,943.92      -
  B2          2,976,707.94      -
  B3          1,389,130.37      -
  B4          1,389,130.37      -
  B5          1,190,683.74      -
----------------------------------
Totals      323,274,728.42      -
----------------------------------



                                          Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------
                        Original           Beginning       Scheduled                  Unscheduled       Net        Current
                       Certificate        Certificate      Principal       Accretion    Principal     Principal    Realized
 Class     Cusip        Balance             Balance       Distribution     Principal   Adjustments  Distribution     Losses
-----------------------------------------------------------------------------------------------------------------------------
  A1      12669C2J8    19,740,313.00     19,740,313.00       313,730.72            -        -          313,730.72       -
  A2      12669C2K5   109,559,151.00    109,559,151.00                -            -        -                   -       -
  A3                   10,622,000.00     10,912,812.62                -    59,111.07        -                   -       -
 A3-1     12669C2L3    10,622,000.00     10,912,812.62                -    59,111.07        -                   -       -
 A3-2     12669C2L3     1,377,697.00      1,377,697.96                -            -        -                   -       -
  A4      12669C2M1    35,820,147.00     35,820,147.00                -            -        -                   -       -
  A5      12669C2N9   140,670,947.00     84,734,738.32    17,668,235.65            -        -       17,668,235.65       -
  A6      12669C2P4     2,030,000.00      2,030,000.00                -            -        -                   -       -
  A7      12669C2Q2       124,518.00        127,927.09                -       692.94        -                   -       -
  A8      12669C2R0    79,679,384.00     79,679,384.00     1,266,336.08            -        -        1,266,336.08       -
  A9      12669C2S8    89,818,838.00     89,818,838.00     1,427,481.36            -        -        1,427,481.36       -
  A10     12669C2T6    19,740,313.00     19,740,313.00                -            -        -                   -       -
  PO      12669C2U3     1,493,752.43      1,294,845.44       113,017.41            -        -          113,017.41       -
  AR      12669C2V1           100.00                 -                -            -        -                   -       -
-----------------------------------------------------------------------------------------------------------------------------
   M      12669C2W9     9,000,000.00      8,937,226.44         7,102.63            -        -            7,102.63       -
  B1      12669C2X7     4,000,000.00      3,972,100.64         3,156.72            -        -            3,156.72       -
  B2      12669C2Y5     3,000,000.00      2,979,075.48         2,367.54            -        -            2,367.54       -
  B3      12669C4A5     1,400,000.00      1,390,235.22         1,104.85            -        -            1,104.85       -
  B4      12669C4B3     1,400,000.00      1,390,235.22         1,104.85            -        -            1,104.85       -
  B5      12669C4C1     1,200,000.57      1,191,630.76           947.02            -        -              947.02       -
-----------------------------------------------------------------------------------------------------------------------------
Totals                400,000,000.00    344,019,509.23    20,804,584.83    59,804.01        -       20,804,584.83       -
-----------------------------------------------------------------------------------------------------------------------------


                                                                  Principal Distribution Detail
---------------------------------------------
                Ending            Ending
              Certificate       Certificate
 Class          Balannce          Factor
---------------------------------------------
  A1          19,426,582.28    0.98410710498
  A2         107,817,938.91    0.98410710498
  A3          10,971,923.69    1.03294329599
 A3-1         10,971,923.69    1.03294329564
 A3-2          1,377,697.96    1.00000069793
  A4          35,820,147.00    1.00000000000
  A5          67,066,502.67    0.47676157800
  A6           2,030,000.00    1.00000000000
  A7             128,620.03    1.03294329564
  A8          78,413,047.92    0.98410710498
  A9          88,391,356.64    0.98410710498
  A10         19,426,582.28    0.98410710498
  PO           1,181,828.03    0.79118065449
  AR                      -    0.00000000000
---------------------------------------------
   M           8,930,123.82    0.99223597958
  B1           3,968,943.92    0.99223597958
  B2           2,976,707.94    0.99223597958
  B3           1,389,130.37    0.99223597958
  B4           1,389,130.37    0.99223597958
  B5           1,190,683.74    0.99223597701
---------------------------------------------
Totals       323,274,728.42
---------------------------------------------




                                                    Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass         Accrued   Cumulative                 Total           Net       Unscheduled
          Certificate      Through       Optimal     Unpaid      Deferred    Interest      Prepayment     Interest        Interest
 Class      Balance        Rate (%)      Interest   Interest     Interest      Due       Int Shortfall   Adjustment         Paid
-----------------------------------------------------------------------------------------------------------------------------------
  A1     19,740,313.00    1.752500      28,829.08       -              -      28,829.08        -             -           28,829.08
  A2    109,559,151.00    6.697500     611,477.01       -              -     611,477.01        -             -          611,477.01
  A3     10,912,812.62    7.320598       7,462.53       -      59,111.07      66,573.60        -             -            7,462.53
 A3-1    10,912,812.62    6.500000              -       -      59,111.07      59,111.07        -             -                   -
 A3-2     1,377,697.96    6.500000       7,462.53       -              -       7,462.53        -             -            7,462.53
  A4     35,820,147.00    6.250000     186,563.27       -              -     186,563.27        -             -          186,563.27
  A5     84,734,738.32    6.500000     458,979.83       -              -     458,979.83        -             -          458,979.83
  A6      2,030,000.00    6.500000      10,995.83       -              -      10,995.83        -             -           10,995.83
  A7        127,927.09    6.500000              -       -         692.94         692.94        -             -                   -
  A8     79,679,384.00    3.750000     248,998.08       -              -     248,998.08        -             -          248,998.08
  A9     89,818,838.00    1.802500     134,915.38       -              -     134,915.38        -             -          134,915.38
  A10    19,740,313.00    0.050000         822.51       -              -         822.51        -             -              822.51
  PO      1,294,845.44    0.000000              -       -              -              -        -             -                   -
  AR                 -    6.500000              -       -              -              -        -             -                   -
-----------------------------------------------------------------------------------------------------------------------------------
   M      8,937,226.44    6.500000      48,409.98       -              -      48,409.98        -             -           48,409.98
  B1      3,972,100.64    6.500000      21,515.55       -              -      21,515.55        -             -           21,515.55
  B2      2,979,075.48    6.500000      16,136.66       -              -      16,136.66        -             -           16,136.66
  B3      1,390,235.22    6.500000       7,530.44       -              -       7,530.44        -             -            7,530.44
  B4      1,390,235.22    6.500000       7,530.44       -              -       7,530.44        -             -            7,530.44
  B5      1,191,630.76    6.500000       6,454.67       -              -       6,454.67        -             -            6,454.67
-----------------------------------------------------------------------------------------------------------------------------------
Totals  344,019,509.23               1,796,621.26       -      59,804.01   1,856,425.27        -             -        1,796,621.26
-----------------------------------------------------------------------------------------------------------------------------------


                                                     Current Payment Information
                                                         Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                              Original        Beginning Cert.                                        Ending Cert.          Pass
                            Certificate          Notional          Principal        Interest           Notional           Through
 Class         Cusip          Balance            Balance         Distribution      Distribution        Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1         12669C2J8      19,740,313.00      1000.000000000     15.892895017      1.460416667       984.107104983       1.752500
  A2         12669C2K5     109,559,151.00      1000.000000000      0.000000000      5.581250000       984.107104983       6.697500
  A3                        10,622,000.00      1027.378329881      0.000000000      0.702554133      1032.943295989       7.320598
 A3-1        12669C2L3      10,622,000.00      1027.378329685      0.000000000      0.000000000      1032.943295638       6.500000
 A3-2        12669C2L3       1,377,697.00      1000.000697932      0.000000000      5.416670447      1000.000697932       6.500000
  A4         12669C2M1      35,820,147.00      1000.000000000      0.000000000      5.208333333      1000.000000000       6.250000
  A5         12669C2N9     140,670,947.00       602.361327099    125.599749094      3.262790522       476.761578004       6.500000
  A6         12669C2P4       2,030,000.00      1000.000000000      0.000000000      5.416666667      1000.000000000       6.500000
  A7         12669C2Q2         124,518.00      1027.378329685      0.000000000      0.000000000      1032.943295638       6.500000
  A8         12669C2R0      79,679,384.00      1000.000000000     15.892895017      3.125000000       984.107104983       3.750000
  A9         12669C2S8      89,818,838.00      1000.000000000     15.892895017      1.502083333       984.107104983       1.802500
  A10        12669C2T6      19,740,313.00      1000.000000000      0.000000000      0.041666667       984.107104983       0.050000
  PO         12669C2U3       1,493,752.43       866.840724050     75.660069555      0.000000000       791.180654494       0.000000
  AR         12669C2V1             100.00         0.000000000      0.000000000      0.000000000         0.000000000       6.500000
----------------------------------------------------------------------------------------------------------------------------------
   M         12669C2W9       9,000,000.00       993.025160360      0.789180776      5.378886285       992.235979584       6.500000
  B1         12669C2X7       4,000,000.00       993.025160360      0.789180776      5.378886285       992.235979584       6.500000
  B2         12669C2Y5       3,000,000.00       993.025160360      0.789180776      5.378886285       992.235979584       6.500000
  B3         12669C4A5       1,400,000.00       993.025160360      0.789180776      5.378886285       992.235979584       6.500000
  B4         12669C4B3       1,400,000.00       993.025160360      0.789180776      5.378886285       992.235979584       6.500000
  B5         12669C4C1       1,200,000.57       993.025157785      0.789180774      5.378886271       992.235977011       6.500000
----------------------------------------------------------------------------------------------------------------------------------
Totals                     400,000,000.00       860.048773075     52.011462075      4.491553150       808.186821050
----------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
attn:  Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-11
                                 Series 2002-17


Pool Level Data
Distribution Date                                                     2/25/2003
Cut-off Date                                                           8/1/2002
Determination Date                                                     2/1/2003
Accrual Period 30/360                                    Begin         1/1/2003
                                                         End           2/1/2003
Number of Days in 30/360 Accrual Period                                      30



-------------------------------------------------------------------------------
  Collateral Information
-------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                   400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                      344,019,509.24
Ending Aggregate Pool Stated Principal Balance                                         323,274,728.40

Beginning Aggregate Certificate Stated Principal Balance                               344,019,509.24
Ending Aggregate Certificate Stated Principal Balance                                  323,274,728.40

Beginning Aggregate Loan Count                                                                    780
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                    42
Ending Aggregate Loan Count                                                                       738

Beginning Weighted Average Loan Rate (WAC)                                                  7.276390%
Ending Weighted Average Loan Rate (WAC)                                                     7.276513%

Beginning Net Weighted Average Loan Rate                                                    6.475535%
Ending Net Weighted Average Loan Rate                                                       6.476237%

Weighted Average Maturity (WAM) (Months)                                                          352

Servicer Advances                                                                          121,707.44

Aggregate Pool Prepayment                                                               20,471,221.92
Pool Prepayment Rate                                                                      52.1359 CPR

-------------------------------------------------------------------------------
 Certificate Information
-------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                      94.2051139390%
Senior Prepayment Percentage                                                          100.0000000000%

Subordinate Percentage                                                                  5.7948860610%
Subordinate Prepayment Percentage                                                       0.0000000000%

Certificate Account

Beginning Balance                                                                                   -

Deposit
Payments of Interest and Principal                                                      22,815,472.86
Liquidation Proceeds                                                                                -
All Other Proceeds                                                                                  -
Other Amounts                                                                                       -
Total Deposits                                                                          22,815,472.86

Withdrawals
Reimbursement of Servicer Advances                                                                  -
Payment of Master Servicer Fees                                                             58,926.19
Payment of Sub Servicer Fees                                                               155,340.52
Payment of Other Fees                                                                               -
Payment of Insurance Premium(s)                                                                     -
Payment of Personal Mortgage Insurance                                                     155,340.52
Other Permitted Withdrawal per the Pooling and Service Agreement                                    -
Payment of Principal and Interest                                                       22,601,206.15
Total Withdrawals                                                                       22,970,813.38

Ending Balance                                                                                      -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                   12,744.54
Compensation for Gross PPIS from Servicing Fees                                             12,744.54
Other Gross PPIS Compensation                                                                       -
Total Net PPIS (Non-Supported PPIS)                                                                 -

Master Servicing Fees Paid                                                                  58,926.19
Sub Servicing Fees Paid                                                                    155,340.52
Insurance Premium(s) Paid                                                                           -
Personal Mortgage Insurance Fees Paid                                                      155,340.52
Other Fees Paid                                                                                     -
Total Fees                                                                                 369,607.22


-------------------------------------------------------------------------------
        Delinquency Information
-------------------------------------------------------------------------------
Group 1

Delinquency                                 30-59 Days    60-89 Days       90+ Days            Totals
Scheduled Principal Balance              11,081,125.21  2,299,420.74   2,666,852.76     16,047,398.71
Percentage of Total Pool Balance             3.427773%     0.711290%      0.824949%         4.964013%
Number of Loans                                     26             6              5                37
Percentage of Total Loans                    3.523035%     0.813008%      0.677507%         5.013550%

Foreclosure
Scheduled Principal Balance                                                                331,340.75
Percentage of Total Pool Balance                                                            0.102495%
Number of Loans                                                                                     1
Percentage of Total Loans                                                                   0.135501%

REO
Scheduled Principal Balance                                                                         -
Percentage of Total Pool Balance                                                            0.000000%
Number of Loans                                                                                     0
Percentage of Total Loans                                                                   0.000000%

Book Value of all REO Loans                                                                         -
Percentage of Total Pool Balance                                                            0.000000%

Current Realized Losses                                                                             -
Additional Gains (Recoveries)/Losses                                                                -
Total Realized Losses                                                                               -

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         Subordination/Credit Enhancement Information
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Protection                                                                 Original          Current
Bankruptcy Loss                                                          125,630.00       125,630.00
Bankruptcy Percentage                                                     0.031407%        0.038862%
Credit/Fraud Loss                                                      8,400,000.00     8,400,000.00
Credit/Fraud Loss Percentage                                              2.100000%        2.598409%
Special Hazard Loss                                                    8,400,000.00     8,368,921.76
Special Hazard Loss Percentage                                            2.100000%        2.588796%

Credit Support                                                             Original          Current
Class A                                                              379,999,999.43   303,430,008.25
Class A Percentage                                                       95.000000%       93.861345%

Class M                                                                9,000,000.00     8,930,123.82
Class M Percentage                                                        2.250000%        2.762395%

Class B1                                                               4,000,000.00     3,968,943.92
Class B1 Percentage                                                       1.000000%        1.227731%

Class B2                                                               3,000,000.00     2,976,707.94
Class B2 Percentage                                                       0.750000%        0.920798%

Class B3                                                               1,400,000.00     1,389,130.37
Class B3 Percentage                                                       0.350000%        0.429706%

Class B4                                                               1,400,000.00     1,389,130.37
Class B4 Percentage                                                       0.350000%        0.429706%

Class B5                                                               1,200,000.57     1,190,683.74
Class B5 Percentage                                                       0.300000%        0.368319%

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